Exhibit 99.2

 New York Community Bancorp, Inc. Completes $275 Million Offering of
     BONUSES-SM Units of Trust Preferred Securities and Warrants

       WESTBURY, N.Y.--(BUSINESS WIRE)--November 4, 2002--New York Community Bancorp, Inc. (Nasdaq: NYCB) (the "Company") today announced that it has completed the public offering of 5,500,000 units of Bifurcated Option Note Unit SecuritiES(SM) (BONUSES(SM) Units), which includes 700,000 BONUSES units sold pursuant to the exercise of the underwriters' over-allotment option, at a public offering price of $50 per share. The Company realized total net proceeds from the offering of approximately $268 million.
       Each BONUSES unit consists of a trust preferred security issued by a trust formed by the Company and a warrant to purchase 1.4036 shares of common stock of the Company at an effective exercise price of $35.62 per share. Each trust preferred security has a maturity of 49 years, with a coupon, or distribution rate, of 6.00% on the $50 per security liquidation amount. The warrants and the preferred securities are non-callable for five years.
       Salomon Smith Barney Inc. was the sole book-running manager and Lehman Brothers Inc. was the joint-lead manager. Co-managers for the offering were Bear, Stearns & Co. Inc., Keefe, Bruyette & Woods, Inc., and Sandler O'Neill & Partners, L.P.
       New York Community Bancorp, Inc. is the $10 billion holding company for New York Community Bank, the sixth largest thrift in the nation, based on market capitalization. The Bank serves its customers through a network of 109 banking offices in New York City, Long
Island, Westchester County, and New Jersey, and operates through six divisions: Queens County Savings Bank, Richmond County Savings Bank,
CFS Bank, First Savings Bank of New Jersey, Ironbound Bank, and South Jersey Bank. In addition to operating the largest supermarket banking franchise in the metropolitan New York region, with 54 in-store branches, the Bank is the largest producer of multi-family mortgage loans for portfolio in New York City.

       Forward-looking Statements and Associated Risk Factors

       This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.
       Forward-looking statements, which are based on certain assumptions, and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words "plan," "believe," "expect," "intend," "anticipate," "estimate," "project," or other similar expressions. The Company's ability to predict results or the actual effects of its plans and strategies are inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, legislation, and regulation; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services and loan, deposit, and investment products in the Company's local markets; changes in local real estate values; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing, and services.
       Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

    CONTACT: New York Community Bancorp, Inc.
             Ilene A. Angarola
             Senior Vice President
             Investor Relations
             (516) 683-4420